SECOND AMENDMENT TO AGREEMENT OF SALE

                                 (Ammendale I)

     THIS SECOND AMENDMENT TO AGREEMENT OF SALE (this "Amendment") is entered into as of the 15th day of January, 1997, by and between WRIT LIMITED PARTNERSHIP ("Purchaser") and AMMENDALE LIMITED PARTNERSHIP ("Seller").

                             W I T N E S S E T H:

     A. Purchaser and Seller have heretofore entered into a certain Agreement of Sale (Ammendale I) dated November 29, 1996 (as amended, the "Agreement") for the purchase and sale of the property commonly known as Lot 5, Ammendale Business Campus, located in Beltsville, Maryland (the "Premises"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

     B.   Purchaser and Seller now desire to amend the Agreement as follows:

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. The end of the Inspection Period shall be 5:00 p.m. Chicago time on January 23, 1997.

     2. The Closing Date, as defined in Paragraph 8 of the Agreement, shall be changed to February 19, 1997.

     3.   The Escrow Agreement is hereby modified to conform with 1 and 2.

     4. Except as specifically modified herein, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.


                              PURCHASER:

                              WRIT LIMITED PARTNERSHIP

                              By: Washington Real Estate Investment Trust, General Partner


                              By:   /s/ Thomas L. Regnell
                                   -------------------------------------
                              Name:     Thomas L. Regnell
                                   -------------------------------------
                              Its:      Vice President
                                   -------------------------------------


                              SELLER:

                              AMMENDALE LIMITED PARTNERSHIP

                              By:  Ammendale Partners, Inc.,
                                   its general partner


                                   By:   /s/
                                        -------------------------------------
                                   Name:
                                        -------------------------------------
                                   Its:
                                        -------------------------------------
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